Exhibit 2.47

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of November 24, 2015, is made by and between:

a)     NewLead Holdings Ltd., a company established under the laws of Bermuda with a registered address at Canon’s Court, 22, Victoria Street, Hamilton, Bermuda (the “Company”), and

b)     F&S Capital Partners Ltd., a company established under the laws of the Republic of the Marshall Islands with a registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro HM96960, Republic of the Marshall Islands (the “Holder”).

(Jointly the Parties and singly the Party)

WHEREAS, pursuant to that certain Settlement Agreement, dated as of December 12, 2013, (the “SA”), by and between the Company and the Holder, whereby, the Holder settled a debt with the Company in the aggregate amount of USD 1,562,706.35 (United States Dollars one million five hundred sixty two thousand seven hundred six and thirty five cents) (the “Settlement Debt”) attached hereto as Appendix A;

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of February 26, 2014, (the “SPA_1”), by and between the Company and the Holder, whereby, the Holder purchased from the Company an 8% convertible note of the Company in the aggregate principal amount of USD 3,500,000 (United States Dollars three million five hundred thousand) convertible into Company's common shares of par value $0.01 per share (the “Note_1”) attached hereto as Appendix B;

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of August 3, 2014, (the “SPA_2”), by and between the Company and the Holder, whereby, the Holder purchased from the Company an 8% convertible note of the Company in the aggregate principal amount of USD 1,010,000 (United States Dollars one million ten thousand) convertible into Company's common shares of par value

$0.01 per share (the “Note_2”) attached hereto as Appendix C;

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of October 24, 2014, (the “SPA_3”), by and between the Company and the Holder, whereby, the Holder purchased from the Company a 12% convertible note of the Company in the aggregate principal amount of USD 475,000 (United States Dollars four hundred seventy five thousand) convertible into Company's common shares of par value $0.01 per share (the “Note_3”) attached hereto as Appendix D;

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of April 30, 2015, (the “SPA_4”), by and between the Company and the Holder, whereby, the Holder purchased from the Company an 8% convertible note of the Company in the aggregate principal amount of USD 500,000 (United States Dollars five hundred thousand) convertible into Company's common shares of par value

$0.01 per share (the “Note_4”) attached hereto as Appendix E;

WHEREAS, pursuant to that certain Letter of Engagement, dated as of October 1st, 2014, (the “LOE”), by and between the Company and the Holder, pursuant to which engagement the Holder acquired from the Company payment in form of an 8% convertible note of the Company in the aggregate principal amount of USD 1,680,000 (United States Dollars one million six hundred eighty thousand) convertible into Company's common shares of par value $0.01 per share (the “Note_5”, and together with the SA, the Note_1, the Note_2, the Note_3 and the Note_4, referred to as the “Agreements”) attached hereto as Appendix F;

WHEREAS, the Company has authorized a new series of convertible preferred shares of the Company designated as Series A-1 Convertible Preferred Shares, with a $0.01 par value, the terms of which are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Shares (the “Certificate of Designations”) in the form attached hereto as Schedule A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), which Preferred Shares shall be convertible into the Company’s common shares of $0.01 par value each (the “Common Shares”), in accordance with the terms of the Certificate of Designations;

WHEREAS, as of the date hereof, the outstanding amount of the Settlement Debt, the Note_1, Note_2, Note_3, Note_4 and Note_5 is USD 1,365,080.00 (United States Dollars one million three hundred sixty five thousand eighty); USD 3,427,311.00 (United States Dollars three million four hundred twenty seven thousand three hundred eleven); USD 92,053.00 (United States Dollars ninety two thousand fifty three); USD 475,000.00 (United States Dollars four hundred seventy five thousand); USD 288,850.00 (United States Dollars two hundred eighty eight thousand eight hundred fifty); and USD 1,680,000.00 (United States Dollars one million six hundred eighty thousand) respectively, therefore, there is the total outstanding amount of USD 7,328,295.00 (United States Dollars seven million three hundred twenty eight thousand two hundred ninety five) due to the Holder (hereinafter the “Debt”).

WHEREAS, the Company has offered to the Holder to exchange the Debt with shares of Preferred Shares worth of USD 9,535,000.00 (United States Dollars nine million five hundred thirty five thousand) (the “Settlement Amount”) in full and final settlement of the Debt.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, the Settlement Amount with Preferred Shares.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Holder agree as follows:

1.       Terms of the Exchange. The Company and Holder agree that the Holder will exchange the Debt and will relinquish any and all other rights he may have under the Note in exchange for Preferred Shares worth of the Settlement Amount, whereby each Preferred Share shall be convertible, at the option of the Holder into USD 10,000 (United States Dollars ten thousand) worth shares of fully paid and non-assessable shares Common Shares in the manner provided for in the Certificate of Designations (such Preferred Shares as converted into Common Shares, the “Conversion Shares”, and together the Conversion Shares with the Preferred Shares, the “Securities”) as set forth on Schedule B, annexed hereto.

 2.       Closing. Upon satisfaction of the conditions set forth herein, a closing shall occur at the principal offices of the Company, or such other location as the Parties shall mutually agree. At closing, the Holder shall release the Company from the Debt and the Company shall deliver to the Holder a certificate evidencing the Preferred Shares in the name(s) and amount(s) as indicated on Schedule B annexed hereto. Upon closing, any and all obligations of the Company to Holder under the Agreements shall be fully satisfied, the Settlement Amount shall be cancelled and Holder will have no remaining rights, powers, privileges, remedies or interests under the Agreements.

3.       Further Assurances Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

 4.       Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof and as of the closing to the Company as follows:

a.     Authorization; Enforcement. The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

 b.       Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

 c.       Information Regarding Holder. The Holder is an “Accredited Investor”, as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Holder has the authority and is duly and legally qualified to purchase and own the Securities. The Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The Holder shall, for the purpose of the above, execute the Accredited Investor Certificate, appended hereto as Schedule C.

 d.       Legend. The Holder understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

 e.       Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4(d) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 and the Subscriber is not an affiliate of the Company (provided that the Holder provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with shares’ powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 4(e), as directed by the Holder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Shares or Conversion Shares, credit the aggregate number of shares of Common Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Holder or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith, including, but not limited to, fees for the opinions of counsel rendered to the transfer agent in connection with the removal of any legends.

 f.       Restricted Securities. The Holder understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Holder, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

 g. Trading Limitations. Upon receipt of the Common Shares upon conversion, the holder of Series A-1 Preferred Shares agrees, with respect to any sales of such Common Shares, to limit its aggregate trading on any single Trading Day to 20% of the daily trading volume for that day. “Trading Day” means any day on which the Common Shares are traded or quoted on the trading market.

5.	Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

 a.       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of any other agreements that may be entered into by the Parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s shareholders in connection therewith, including, without limitation, the issuance of the Preferred Shares, and the reservation for issuance and issuance of Conversion Shares issuable upon conversion of the Preferred Shares have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement and any other agreement (as defined herein) have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

 b.       Organization and Qualification. Each of the Company and its subsidiaries (the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents.

 c.       No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital shares of the Company or any of its Subsidiaries or Bye-laws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a Party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Markets (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

 d.       No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. To the best of the Company’s knowledge, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares in the foreseeable future.

 e.       Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act. The offer and issuance of the Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof. The Company covenants and represents to the Holder that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by the Exchange Documents.

 f.       Issuance of Securities. The issuance of the Preferred Shares are duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance or conversion in accordance with the Certificate of Designations, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares.

 g.       Transfer Taxes. As of the date of this Agreement, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Preferred Shares to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

 h.       Equity Capitalization. Except as disclosed in any publicly available material: (i) none of the Company’s shares is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; and (iii) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the in the Company’s filings with the SEC (the “SEC Documents”) which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Holder true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bye-laws, as amended and as in effect on the date hereof (the “Bye-laws”).

 (i)       Shell Company Status. The Company is not and has not been for a period of at least one (1) year prior to the date of this Agreement an issuer identified in Rule 144(i)(1) of the Securities Act. The Company is, and has been for a period of at least 90 days, subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

6.	Additional Acknowledgments.

The Holder and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Agreement. Pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act and the rules and regulations promulgated thereunder as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144, the holding period of the Preferred Shares (including the Conversion Shares upon conversion of the Preferred Shares) tacks back to April 30, 2015. The Company agrees not to take a position contrary to this paragraph.

7.	Release by the Holder.

In consideration of the foregoing, the Holder releases and discharges the Company, Company’s officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (the “Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which such Holder ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, arising under the Securities against Company Parties.

8.	Duty of the Holder to Inform the Company:

The Holder has a duty to provide brokerage statements to the Company of any and all amounts realized from the sale of the shares of the Company’s Common Shares deriving from conversion of Preferred Shares, on a monthly basis no later than the third business day of each month including any outstanding balance at such time to be realized as of that date.

9.	Miscellaneous.

 a.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

 b.       Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

 c.       Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

 d.       Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

 e.       Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective Parties as set forth below, or to such other address as either Party may notify the other in writing.

If to the Company, to:	NewLead Holdings Ltd
83 Akti Miaouli &Flessa Str.
Piraeus 185 38, Greece
Attention: Chief Executive Officer

If to Holder, to the address set forth on the signature page of the Holder

 f.       Expenses. The Parties hereto shall pay their own costs and expenses in connection herewith.

 g.       Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the Parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all Parties, or, in the case of a waiver, by the Party waiving compliance. Except as expressly stated herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

 h.       Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

 i.        Independent Nature of the Holder’s Obligations and Rights . The obligations of the Holder under the Exchange Documents are several and not joint with the obligations of any other holder (each, an “Other Holder”) under any other agreement (each, an “Other Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holders under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto or any Other Holder pursuant to any Other Agreement, shall be deemed to constitute the Holder or any Other Holder as, and the Company acknowledges that the Holder and the Other Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder and any Other Holder are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Exchange Documents, any other agreement or any matters, and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Exchange Documents and any Other Agreement. The decision of the Holder to acquire the Securities pursuant to the Exchange Documents has been made by the Holder independently of any Other Holder. The Holder acknowledges that no Other Holder has acted as agent for the Holder in connection with the Holder making its acquisition hereunder and that no Other Holder will be acting as agent of the Holder in connection with monitoring the Holder’s Securities or enforcing its rights under the Exchange Documents. The Company and the Holder confirm that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the Other Agreements, and it shall not be necessary for any Other Holder to be joined as an additional Party in any proceeding for such purpose. To the extent that any of the Other Holders and the Company enter into the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Holder or any Other Holder. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by the Exchange Documents include only the transaction between the Company and the Holder and do not include any other transaction between the Company and any Other Holder.

 j.       Reporting Status. Until the date on which none of the Securities are outstanding, the Company shall timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company shall continue to timely file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise no longer require or permit such filings.

 k.       Listing. The Company shall use reasonable best efforts to promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Shares is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) (but in no event later than the date of this Agreement) and shall use reasonable best efforts to maintain such listing or designation for quotation (as the case may be) of all Conversion Shares from time to time issuable under the terms of this Agreement on such national securities exchange or automated quotation system. The Company shall maintain the Common Shares’ listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8(l).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

NEWLEAD HOLDINGS LTD.

By:____________________________________

Name:

Title:

HOLDER: F&S CAPITAL PARTNERS LTD.

By:____________________________________

Address for Notices:

__________________________________________

__________________________________________

__________________________________________

__________________________________________

Address for delivery of Securities:

__________________________________________

__________________________________________

__________________________________________

__________________________________________

SCHEDULE A

CERTIFICATE OF DESIGNATIONS

NEWLEAD HOLDINGS LTD.

CERTIFICATE OF DESIGNATIONS OF PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES A-1 PREFERENCE SHARES

The undersigned, Michail Zolotas and Eleni (Lena) Despotopoulou, hereby certify that:

 1.       They are the Chief Executive Officer and Chief Financial Officer, respectively, of NewLead Holdings Ltd., a Bermuda company (the “Company”).

 2.       The Company is authorized to issue 500 million Preference shares, of which none are currently designated, issued or outstanding.

 3.       The following resolutions were duly adopted by the board of directors of the Company (the “Board”):

WHEREAS, the authorized share capital of the Company includes 500 million preference shares of $0.01 par value per share (the “Preference Shares”) and the bye-laws of the Company provide that the board may issue the Preference Shares from time to time in one or more series;

WHEREAS, the Board is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preference Shares and the number of shares constituting any Series A-1 and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid and as set forth in this Certificate of Designations of Preferences, Rights and Limitations of Series A-1 Preference Shares, to designate the rights, preferences, restrictions and other matters relating to the Series A-1 Preference Shares, which will consist of up to 7,000 Preference Shares which the Company has the authority to issue, as set out below;

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issuance of a series of Preference Shares for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preference Shares as follows:

I.	Terms of Preference Shares.

 A. Designation and Amount. The series of Preference Shares are hereby designated as the Company’s Series A-1 Preference Shares, par value of $0.01 per share (the “Series A-1 Preference Shares”), which Series A-1 Preference Shares may be subject to increase by the Board in accordance with the Company’s bye-laws.

B.       Ranking and Voting.

1.       Ranking. The Series A-1 Preference Shares will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends to the Company’s Common Shares (“Common Shares”); (b) pari passu with respect torights of liquidation with the Common Shares; and (c) junior to all existing and future indebtedness of the Company.

 2.       Voting. Except as required by applicable law or as set forth herein, a holder of Series A-1 Preference Shares will have the right to vote on all matters submitted to Shareholders of the Company and shall be entitled to the number of votes for each Series A-1 Preference Shares owned at the record date for the determination of Shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of Shareholders is solicited, equal to the number of Common Shares such Series A-1 Preference Shares are convertible into at such time (voting as a class with Common Shares), but not in excess of 2.0% of the then outstanding Common Shares as of such record date or at such date a vote is taken or any written consent of Shareholders is solicited, as applicable, and when aggregated with the Common Shares owned by a holder of Series A-1 Preference Shares, not in excess of the conversion limitations set forth in Section 4 herein Except as otherwise required by law, the holders of Series A-1 Preference Shares shall vote together with the holders of Common Shares on all matters and shall not vote as a separate class.

C.       Dividends.

1.     Commencing on the date of the issuance of any such Series A-1 Preference Shares (each respectively an “Issuance Date”), each outstanding Series A-1 Preference Share will accrue cumulative dividends (“Dividends”), at a rate equal to 8% per annum (“Dividend Rate”), of the Series A-1 Face Value (as defined below). Dividends will be payable with respect to any Series A-1 Preference Shares upon any of the following: (a) redemption of such shares; (b) conversion of such shares; and (c) when, as and if otherwise declared by the Board. Any calculation of the amount of such Dividends accrued and payable will be made based on a 365-day year, annually.

2.     Dividends are payable at the Company’s election, (a) in cash, (b) in Series A1 Preference Shares, or (c) in Common Shares valued at the Closing Price for the immediately preceding the date of any such redemption, conversion or declaration by the Board as identified in Section I.C.1.

D. Protective Provision. So long as any Series A-1 Preference Shares are outstanding, the Company will not, without the affirmative approval of the holders of a majority of the Series A-1 Preference Shares then outstanding (voting separately as one class), alter or change adversely the powers, preferences or rights given to the Series A-1 Preference Shares or alter or amend this Certificate of Designations.

E.       Liquidation.

1.     Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, pari passu with any distribution or payment made to the holders of Series A-1 Preference Shares and Common Shares by reason of their ownership thereof, the holders of Series A-1 Preference Shares will be entitled to be paid out of the assets of the Company available for distribution to its Shareholders an amount with respect to each Series A-1 Preference Share equal to United States Dollars ten thousand (USD10,000.00) (“Series A-1 Face Value”), plus any accrued but unpaid Dividends thereon (collectively with the Series A-1 Face Value, the “Series A-1 Liquidation Value”). If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the amounts payable with respect to the Series A-1 Preference Shares are not paid in full, the holders of Series A-1 Preference Shares will share equally and ratably with the holders of Series A-1 Preference Shares and Common Shares in any distribution of assets of the Company in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.

2.     If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company will be insufficient to make payment in full to all holders of Series A-1 Preference Shares, then such assets will be distributed among the holders of Series A-1 Preference Shares at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

F.       Redemption.

1.     Company’s Redemption Option. The Company will have the right, in its sole discretion and option, to redeem all or a portion of the Series A-1 Preference Shares, at a price per share equal to 100% of the Series A-1 Liquidation Value.

2.     Mechanics of Redemption. If the Company elects to redeem any of Series A1 Preference Shares then outstanding, it will deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Company”) to each holder of Series A-1 Preference Shares, which Notice of Redemption at Option of Company will indicate (a) the number of Series A-1 Preference Shares that the Company is electing to redeem and (b) the applicable Series A-1 Liquidation Value.

3.     Payment of Redemption Price. Upon receipt by any holder of Series A1 Preference Shares of a Notice of Redemption at Option of Company, such holder will promptly submit to the Company such holder’s Series A-1 Preference Share certificates. Upon receipt of such holder’s Series A-1 Preference Shares certificates, the Company will pay the Series A-1 Liquidation Value to such holder in cash.

G.       Conversion.

1.       Mechanics of Conversion.

a.     Subject to the terms and conditions hereof, one or more of the Series A1 Preference Shares may be converted, in part or in whole, into Common Shares, at any time or times after the Issuance Date, at the option of the holder of Series A-1 Preference Shares or the Company, by delivery of one or more written notices to the Company (each, a “Holder Conversion Notice”), of the holder’s election to convert the Series A-1 Preference Shares and stating the number of shares to which the holder is then entitled. On the same Trading Day on which the Company has received a Conversion Notice by 11:59 a.m. Eastern time, or the following Trading Day if received after such time or on a non-Trading Day, (each, a “Notice Date”), the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Holder Conversion Notice and shall either (a) only if Company is not approved through the Depository Trust Corporation (DTC), issue and surrender to a common carrier for overnight delivery to the address as specified in the Holder Conversion Notice, a certificate bearing registered in the name of the Holder or designee, for the number of Conversion Shares to which Holder is then entitled as set forth in the Holder Conversion Notice, or (b) if the Company is approved through DTC, authorize the credit by the Company’s transfer agent of such aggregate number of Conversion Shares to which Holder is then entitled, as set forth in the Holder Conversion Notice, to Holder’s or its designee’s balance account with the DTC Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, time being of the essence.

b.     No fractional Common Shares are to be issued upon conversion of Series A-1 Preference Shares, but rather if the aggregate issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up to the nearest whole share.

c.     The holder of Series A-1 Preference Shares shall be required to deliver the original certificates for the Series A-1 Preference Shares in order to effect a conversion hereunder.

d.     Upon receipt of the Common Shares upon conversion, the holder of Series A-1 Preference Shares agrees, with respect to any sales of such Common Shares, to limit its aggregate trading on any single Trading Day to 20% of the daily trading volume for that day.

2.     Holder Conversion. In the event of a conversion of any Series A1 Preference Shares pursuant to an Holder Conversion Notice, the Company shall issue to the holder of such Series A-1 Preference Shares a number of Conversion Shares equal to (i) the Series A-1 Face Value multiplied by (ii) the number of such Series A-1 Preference Shares subject to the Holder Conversion Notice divided by (iii) the applicable Conversion Price with respect to such Series A-1 Preference Shares.

3.     Conversion Price Adjustment. In the event the Company, shall, at any time following the issuance of the Series A-1 Preference Shares, issue additional Common Shares in a financing transaction the sole purpose of which is to raise capital, at a price per share less than the Conversion Price then in effect, then the Conversion Price upon each such issuance shall be reduced to a price equal to the consideration paid for such additional Common Shares.

4.     Share Splits. If Company at any time on or after this November 24th, 2015subdivides (by any share split, share dividend, recapitalization or otherwise) or combines (by combination, reverse share split or otherwise) one or more classes of its outstanding Common Shares into a greater or lesser number of shares, the share numbers and prices set forth in this Certificate, as in effect immediately prior to such subdivision or combination, will be proportionately reduced or increased, as applicable, effective as of the close of business on the date such subdivision or combination becomes effective.

5.     Definitions. For purposes of this Section I.G, the following terms shall have the following meanings:

a.     “Closing Price” means, for any security as of any date, the last close price for such security on the Trading Market, or, if the Trading Market begins to operate on an extended hours basis and does not designate the close price, then the last bid price of such security prior to 4:00 p.m., Eastern time, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last bid price of such security on the principal securities exchange or trading market where such security is listed, quoted or traded, or if the foregoing do not apply, the last bid price of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no last bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

b.     “Conversion Price” means a price of $1.00 per common share, subject to adjustment as provided herein.

c.     “Conversion Shares” means Common Shares issuable upon conversion of Series A-1 Preference Shares.

d.     “Trading Day” means any day on which the Common Shares are traded or quoted on the Trading Market.

e     “Trading Market” whatever is at the time the principal U.S. trading, quoting exchange or market for the Common Shares. All Trading Market data shall be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.

6.     Issuance Limitations. Notwithstanding anything to the contrary set forth in this Certificate of Designations, at no time may all or a portion of the Series A-1 Preference Shares be converted if the number of Common Shares to be issued pursuant to such conversion would exceed, when aggregated with all other Common Shares owned by the holder of Series A-1 Preference Shares at such time, the number of Common Shares which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) more than 4.99% of all of the Common Shares outstanding at such time (the “4.99% Beneficial Ownership Limitation”); provided, however, that upon the holder of Series A-1 Preference Shares providing the Company with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that such holder would like to waive this Section 5 with regard to any or all Common Shares issuable upon conversion of the Series A-1 Preference Shares, this Section 5 will be of no force or effect with regard to all or a portion of the Series A-1 Preference Shares referenced in the 4.99% Waiver Notice but shall in no event waive the 9.99% Beneficial Ownership Limitation described below. Notwithstanding anything to the contrary set forth in this Certificate of Designations, at no time may all or a portion of the Series A-1 Preference Shares be converted if the number of Common Shares to be issued pursuant to such conversion, when aggregated with all other Common Shares owned by the holder of Series A-1 Preference Shares at such time, would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder) in excess of 9.99% of the then issued and outstanding Common Shares outstanding at such time (the “9.99% Beneficial Ownership Limitation” and the lower of the 9.99% Beneficial Ownership Limitation and the 4.99% Beneficial Ownership Limitation then in effect, the “Maximum Percentage”). By written notice to the Company, a holder of Series A-1 Preference Shares may from time to time decrease the Maximum Percentage to any other percentage specified in such notice. For purposes hereof, in determining the number of outstanding Common Shares, the holder of Series A-1 Preference Shares may rely on the number of outstanding Common Shares as reflected in (1) the Company’s most recent Form 20- F, Current Report on Form 6-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of Common Shares outstanding. For any reason at any time, upon the written or oral request of a holder of Series A-1 Preference Shares, the Company shall within three (3) Business Days confirm orally and in writing to such holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A-1 Preference Shares, held by the holder of Series A-1 Preference Shares and its affiliates since the date as of which such number of outstanding Common Shares was reported, which in any event are convertible or exercisable, as the case may be, into Common Shares within 60 days’ of such calculation and which are not subject to a limitation on conversion or exercise analogous to the limitation contained herein. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation

Notwithstanding any other provision of this Certificate of Designations, at no time may the Company issue Common Shares pursuant to this Certificate of Designations if the number of Common Shares to be issued, (1) when aggregated with all other Common Shares then beneficially (or deemed beneficially) owned by a holder of Series A-1 Preference Shares, would result in such holder owning, on the date of such proposed issuance, more than 9.99% of all Common Shares outstanding as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

H.     Share Register. The Company will keep at its principal office, or at the offices of the transfer agent, a register of the Series A-1 Preference Shares, which shall be prima facie indicia of ownership of all outstanding Series A-1 Preference Shares. Upon the surrender of any certificate representing Series A-1 Preference Shares at such place, the Company, at the request of the record holder of such certificate, will execute and deliver (at the holder’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

II.             Miscellaneous.

A.     Notices. Any and all notices to the Company will be addressed to the Company’s Chief Executive Officer or Chief Financial Officer at the Company’s principal place of business on file with Bermuda. Any and all notices or other communications or deliveries to be provided by the Company to any holder of Series A-1 Preference Shares hereunder will be in writing and delivered personally, by electronic mail or facsimile, sent by a nationally recognized overnight courier service addressed to each holder of Series A-1 Preference Shares at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of such holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via electronic mail or facsimile

(2) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (3) upon actual receipt by the party to whom such notice is required to be given.

B.     Lost or Mutilated Preference Shares Certificate. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder of Series A-1 Preference Shares will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A-1 Preference Shares, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder of Series A-1 Preference Shares is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Company will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

C. Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designations this 24th day of November, 2015.

MICHAIL S. ZOLOTAS

Signed: __________________________________

Name: _________________________________

Title: ______________________________________

ELENI (LENA) DESPOTOPOULOU

Signed: __________________________________

Name: _________________________________

Title: ______________________________________

SCHEDULE B

Name and Address of Holder	Settlement Amount Exchanged	Number of Shares of Series A-1 Preferred Shares to be Issued
F&S CAPITAL PARTNERS LTD.	USD 9,535,000.00	954

SCHEDULE C

ACCREDITED INVESTOR CERTIFICATE

SCHEDULE C

ACCREDITED Investor Certificate

Answer all questions. Write "N/A" if not applicable.

A. PLEASE PROVIDE THE FOLLOWING INFORMATION.

1.     (a) Name of Preferred Stock Holder:

_____________________________________________________

(b) If Preferred Stock Holder is a corporation, partnership, trust or other entity, state the name of the individual(s) making the investment decision on behalf of the entity:

_____________________________________________________

2.     Preferred Stock Holder’s Address:

_____________________________________________________

_____________________________________________________

_____________________________________________________

3.     Telephone Number (including country and area code):

_____________________________________________________

4.     Taxpayer Identification Number of Purchaser:

_____________________________________________________

5.     Jurisdiction and date of organization or incorporation:

_____________________________________________________

6.     Is the Preferred Stock Holder a new or an existing shareholder?

_____________________________________________________

B.	THE FOLLOWING INFORMATION IS TO BE PROVIDED SO THAT THE COMPANY CAN DETERMINE IF THE PREFERRED STOCK HOLDER IS AN ACCREDITED INVESTOR.

Please indicate, by initialing, one or more of the following categories which are applicable to you. If no category is applicable, please initial Item 18.

Under Regulation D, an "accredited investor" is defined as any person who comes within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.     ________     A bank as defined in Section 3(a)(2) of the Act whether acting in its individual or fiduciary capacity.

2.     ________     A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.

3.     ________     A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

4.     ________     An insurance company as defined in Section 2(13) of the Act.

5.     ________     An investment company registered under the Investment Company Act of 1940.

6.     ________     A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

7.     ________     A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

8.     ________     A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

9.     ________     An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), (a) if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (b) if the employee benefit plan has total assets in excess of $5,000,000, or (c) if it is a self-directed plan, with investment decisions made solely by persons that are accredited investors.

10.     ________     A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

11.     ________     An organization described in Section 501(c)(3) of the Internal Revenue Code, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered.

12.     ________     A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

13.     ________     A director or executive officer of the Company. (An "executive officer" means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company.)

14.     ________     A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000. (The term "net worth" means the excess of total assets over total liabilities, disregarding from this calculation the value of the person's primary residence and any associated debt secured by the investor's primary residence; but only to the extent any such debt does not exceed the fair market value of such residence.)

15.     ________     A natural person who had an individual income (not including income of spouse) in excess of $200,000 in each of the two most recent years (2013 and 2014) or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year (2015).

16.     ________     A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act.

17.     ________     An entity in which all of the equity owners meet the requirements of any one of categories B1-B16 immediately above. (If this category is initialed, please complete the Certificate of Signatory attached hereto as Exhibit A to the Accredited Investor Certificate.)

18.     ________     Initial here if none of the above categories are applicable.

C.

THE FOLLOWING INFORMATION IS TO BE PROVIDED BY PREFERRED STOCK HOLDERS WHO ARE INDIVIDUALS, OR BY THE PERSON MAKING THE INVESTMENT DECISION ON BEHALF OF CORPORATIONS, PARTNERSHIPS, TRUSTS, OR OTHER ENTITIES.

1.

Are you aware of the fact that you have the opportunity to question a representative of the Company about this investment, the Company, the Company's properties, the Company's operations and the Company's methods of doing business?

Yes	No

2.     Do you understand the merits and risks associated with an investment in the Company?

Yes	No

3.     Do you understand that there is no guarantee of any financial return on this investment and that you run the risk of losing your entire investment?

Yes	No

4.     Do you understand that you may purchase an interest in the Company for investment only, and not with a view to the sale or other distribution thereof?

Yes	No

CERTIFICATE OF SIGNATORY

TO ACCREDITED INVESTOR CERTIFICATE

ACCREDITED CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES INITIALING ONLY CATEGORY B17 MUST PROVIDE THE FOLLOWING INFORMATION.

I hereby certify that set forth below is a complete list of all equity owners in F&S CAPITAL PARTNERS LTD., a Limited Liability Corporation formed pursuant to the laws of the State/Country of the Republic of the Marshall Islands. I also certify that EACH SUCH OWNER HAS INITIALED THE SPACE OPPOSITE HIS NAME, and that each such owner understands that by initialing that space he is representing that he is an accredited individual investor satisfying the test for accredited individual investors indicated under Section B of the Accredited Investor Certificate.

____________________________________

Signature of Authorized Corporate

Officer, General Partner or Trustee

Name of Equity Owner          Type of Accredited Investor*

1.     ______________________________________________________________________________

2.     ______________________________________________________________________________

3.     ______________________________________________________________________________

4.     ______________________________________________________________________________

5.     ______________________________________________________________________________

6.     ______________________________________________________________________________

8.     ______________________________________________________________________________

9.     ______________________________________________________________________________

10.______________________________________________________________________________

*Indicate which category number under Section B of the Accredited Investor Certificate the equity owner satisfies.

APPENDIX A

Settlement Agreement (the "Agreement")

Dated: December 12, 2013

1	Introduction

WHEREAS, in accordance with the statement of accounts of the respective below mentioned corporations, certain amounts are due and payable, such amounts having been arisen out of or in connection with the fulfillment of the business purposes/activities of the corporations:

The amount of USD 1,562,706.35 (United States Dollars One million five hundred sixty two thousand seven hundred six and thirty five cents) (the "Receivable"} is due to Jelly International Ltd (the "Jelly") from NEWLEAD HOLDINGS LTD. of Bermuda (the "NEWLEAD"}

2	Settlement of Receivables

2.1

JELLY has agreed to accept from NEWLEAD payment in kind (namely, shares of NEWLEAD's common stock) instead of cash in full and final satisfaction of the Receivable. Accordingly, NEWLEAD has agreed to issue in favour of JELLY shares of NEWLEAD's common stock with total value of USD 1,562,706.35 (United States Dollars One million five hundred sixty two thousand seven hundred six and thirty five cents) at the time of issuance (the "Shares"). The share price to be used for the calculation of the shares to be issued will be the average of the closing price of NEWLEAD's common stock for the last 10 trading days prior to the date of signing of this Agreement. The number of shares to be issued will be such number that, when multiplied by the share price calculated in accordance herewith, will result to a value of USD 1,562,706.35 (United States Dollars One million five hundred sixty two thousand seven hundred six and thirty five cents}. The Shares will be issued in full and final settlement of the Receivable and JELLY hereby agrees to accept the Shares in full and final settlement of the Receivable.

2.2	The Shares shall be issued to JELLY pursuant to a subscription agreement (the "Subscription Agreement"} to be entered into between NEWLEAD and JELLY on or about the date of this Agreement.

2.3	NEWLEAD shall, at his own expense, issue and deliver to JELLY the Shares earned in connection with the above as soon as administratively practical after the date hereof.

2.4

In case JELLY chooses to sell the Shares within 240 days from the date of issuance of the Shares but the sale proceeds fall below the Receivable, upon demand by JELLY, NEWLEAD shall issue to JELLY additional shares of NEWLEAD's common stock for the outstanding balance up to the amount of the Receivable (the "Additional Shares"), to be sold through the same or another broker approved by NEWLEAD, so that the Creditor may recovers the shortfall and recover the Receivable in full within a period of 420 days from the issuance of the Shares.

3	Notice

JELLY hereby gives notice to NEWLEAD for the issuance of the Shares in favour of JELLY, in full and final settlement of the Receivable, in accordance with the terms of this Agreement and NEWLEAD by executing this Agreement hereby acknowledges such written notice.

4	Further assurance

JELLY hereby further undertakes from time to time to negotiate and, if agreed, execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of NEWLEAD may be necessary or desirable for the issuance

-	and delivery of the Shares in accordance with the terms of this Agreement.

This - Agreement and the Subscription Agreement contain the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

●

NEWLEAD hereby represents and. warrants to and undertakes with JELLY that the Shares will be sold free and clear of all claims, mortgages, charges, pledges, encumbrances, liens, debts and other security interests of whatsoever nature, except any claims, mortgages, charges, pledges, encumbrances, liens, debts or other security interests created by or resulting from JELLY's acquisition of the Shares.

5	Miscellaneous

No term of this letter is enforceable under this Agreement by a person who is not a party to this Agreement.

6	Law

This assignment is governed by the laws of the State of New York, without giving effect to any choice of law or conflicts of laws rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

SIGNED, SEALED and DELIVERED as a DEED

By

for and on behalf of Jelly International Ltd

SIGNED, SEALED and DELIVERED as a DEED

By Michael Zolotas, CEO I Director for and on behalf of

NEWLEAD HOLDINGS LTD of Bermuda

DATE 1st July 2014

NEWLEAD HOLDINGS LTD

of Bermuda

-and-

F&S CAPITAL PARTNERS LTD.

Of the Republic of Marshall Islands

ADDENDUM NO. 1

to

the Settlement Agreement dated December 12, 2013

Addendum no. 1

This Addendum No. 1 ("Addendum No. 1") is made on the 1st of July 2014 by and between:

(1)

Newlead Holdings Ltd, a corporation incorporated and existing under the laws of the Islands of Bermuda, with its registered office at Canon's Court 22, Hamilton HMJ 2, Bermuda (hereinafter referred to as "NewLead"),

AND

(2)

F&S Capital Partners Ltd., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (hereinafter referred to as "F&S Cap."),

(Singly the Party, jointly the Parties);

is supplemental to the Settlement Agreement dated December 12th, 2013 (the "Agreement") made between NewLead and F&S CP.

WHEREAS:

(a)

The Agreement was entered into and between NewLead and F&S Cap. in settlement of the amount of USD 1,562,706.35 (United States Dollars one million five hundred sixty two thousand seven hundred six and thirty five cents) (hereinafter the "Receivable") in NewLead's shares of common stock (hereinafter the "Shares").

(b)

As per clause 2.4 of the Agreement, NewLead has agreed to issue additional shares to F&S Cap. in the event F&S Cap. does not recover the full amount of the Receivable within 240 days from the date of issuance of the Shares in order to recuperate for the deficit.

(c)	NewLead had issued to F&S Cap. on the 17th of December 2013 the aggregate of 849,297 shares (the "Initial Shares").
(d)	On June 6, 2014, the market value of the shares was USD 1,127.87 (United Stated Dollars one thousand one hundred twenty seven and eighty seven cents).
(e)

NewLead was to issue shares of NewLead's common stock for the outstanding balance up to the amount of the Receivable (the "Additional Shares") under clause 2.4 of the Agreement. On that basis, NewLead issued 1,048,039 additional shares to F&S Cap. so as F&S Cap. recover the shortfall of USD 1,561,578.48 (United States Dollars one million five hundred sixty one thousandb.

five hundred seventy eight and forty eight cents) on June 6th.

NOW IT IS HEREBY AGREED AS FOLLOWS:

(1)

Clause 2.4 of the Agreement be amended in its entirety and read the below: "Every ninety days and for a period of one year (hereinafter the "True-Up Periods") following the date of issuance of the Additional Shares, the Company shall perform true-up exercises, whereupon if the Shares' Trading Value (as defined in clause 2 below) is less than the value at the date of issuance (that is, the Receivable less any proceeds from the sale of all the Shares, as confirmed by a brokerage statement) (such deficit referred to herein as the "True-Up Amount"), then the Company shall effect true-up adjustments, and issue further additional shares (the "True-Up Shares") to the holder with the price per share to be the average of the last ten (10) days preceding the date on which the shares are issued. "

(2)	For the purposes of this agreement, "Shares' Trading Value" shall mean the value of any Shares or Additional Shares remaining Unsold.

(3)

The number of shares to be additionally issued would be determined by dividing with the price per share being the average of the last ten (10) trading days preceding the date of execution of this Addendum.

(4)

F&S Cap. hereby further undertakes from time to time to negotiate and, if agreed, execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of New Lead may be necessary or desirable for the issuance and delivery of the Shares in accordance with the terms of this Agreement.

(5)

NewLead hereby represents and warrants to and undertakes with F&S Cap. that the shares will be sold free and clear of all claims, mortgages, charges, pledges, encumbrances, liens, debts and other security interests of whatsoever nature, except any claims, mortgages, charges, pledges, encumbrances, liens, debts or other security interests created by or resulting from F&S Cap. acquisition of the Shares.

(6)	All other terms and conditions of the Agreement shall remain in full force and effect.

SIGNED, SEALED and DELIVERED as a DEED	)
By Michail S. Zolotas	)
for and on behalf of	)
NEWLEAD HOLDINGS LTD of Bermuda	)

SIGNED, SEALED and DELIVERED as a DEED	)
By	)
for and on behalf of	)
F&S CAPITAL PARTNERS LTD.	)

Addendum no. 2

This Addendum No. 2 ("Addendum No. 2") is made on the 20th of November 2014 by and between:

(1)     NewLead Holdings Ltd., a corporation incorporated and existing under the laws of the Islands of Bermuda, with its registered office at Canon's Court 22, Hamilton HM 12. Bermuda (hereinafter referred to as "NewLead"),

AND

(2)     F&S Capital Partners Ltd , a corporation incorporated and existing under the laws of the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro MH96960, Marshall Island (hereinafter referred to as "F&S Cap."),

(Singly the Party, jointly the Parties);

is supplemental to the Settlement Agreement dated December 12th, 2013 as amended by an Addendum No.1 dated July 1, 2014 (the "Agreement") made between NewLead and F&S CP.

WHEREAS:

(a)     The Agreement was entered into and between NewLead and F&S Cap. in settlement of the amount of USD 1,562,706.35 (United States Dollars one million five hundred sixty two thousand seven hundred six and thirty five cents) (hereinafter the "Receivable") in NewLead's shares of common stock (hereinafter the "Shares").

(b)     As per clause 2.4 of the Agreement, NewLead had agreed to, and from time to time performed, true-up exercises every ninety (90) days from the date of execution of the Agreement for a period of two years.

(c)     According to clause 2.1 of the Agreement, the share price to be used for the calculation of the shares to be issued shall be the average of the closing price of NewLead's common stock for the last 10 trading days prior to the date of signing the Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

(1)     Clause 2.4 of the Agreement be further amended in its entirety and read the below: "Following the date of issuance of the Additional Shares, the Company shall effect true-up adjustments, duration and frequency of which shall depend on the Company's sole option (each a "True-Up Period"), whereupon in the event that the Shares' Trading Value (as defined below) is less than the shares' value at the date of issuance such deficit referred to herein as the "True-Up Amount"), the Company shall issue further additional shares (the "True-Up Shares” to F&S Cap., with the price per share being the last trading day preceding the date on which the shares are issued. For the purposes of this Clause, the "Shares' Trading Value" shall mean the value of any Shares or Additional Shares remaining unsold. Upon any sale of shares, F&S Cap. shall be entitled to True-Up Shares should the sale proceeds be less than its Receivable (as defined in the respective Settlement Agreement). The Company shall issue True-Up Shares subject lo receipt of a ten days prior written notification, which shall include (a) the relevaJ1t supporting brokerage statement indicating the number of shares sold and any proceeds obtained, (b) the balance of the Receivable entitled by F&S Cap,, and (c) the number of True-Up Shares to be issued F&S Cap. shall be entitled to request such number of True-Up Shores and in such .frequency as may be required in order to realize its Receivable. "

(2)     F&S Cap. hereby further undertakes from time to time to negotiate and, if agreed, execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of NewLead may be necessary or desirable for the issuance and delivery of the Shares in accordance with the tem1s of this Agreement.

(3)     NewLead hereby represents and warrants to and undc1iakes with F&S Cap. that the shares v.ill be sold free and clear of all claims, mortgages, charges, pledges, encumbrances, liens, debts and other security interests of whatsoever nature, except any claims, mortgages, charges, pledges, encumbrances, liens, debts or other security interests created by or resulting from F&S Cap. acquisition of the Shares.

(4)     All other terms and conditions of the Agreement shall remain in full force and effect.

SIGNED, SEALED and DELIVERED as a DEED	)
By Michail S. Zolotas	)
for and on behalf of	)
NEWLEAD HOLDINGS LTD. of Bermuda	)

SIGNED, SEALED and DELIVERED as a DEED	)
By	)
for and on behalf of	)
F&S CAPITAL PARTNERS LTD.	)

APPENDIX B

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

------------------------------------------------------------------------------------------------------------------------------

Principal Amount: $3,500,000.00

Purchase Price: $3,500,000.00                         Issue Date: 26/02/2014

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, NEWLEAD HOLDING LTD., a Bermuda corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of F&S CAPITAL PARTNERS, a Marshall Islands corporation, or registered assigns (the "Holder") the sum of $3,500,000.00 together with any interest as set forth herein, on 26/8/ 2014 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the "Interest Rate") per annum from the date hereof (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note, which is not paid when due, shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.01 par value per share (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address, as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York and Greece are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated the date hereof, pursuant to which this Note was originally issued (the "Purchase Agreement").

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III) pursuant to Section l.6 (a) or Article III, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion"); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulations l 3D-G thereunder, except as otherwise provided in clause (I) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 6lst day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Borrower's option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Borrower's option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder's option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof.

Conversion Price

Calculation of Conversion Price. The conversion price (the "Conversion Price") shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 65% multiplied by the Market Price (as defined herein) (representing a discount rate of 35%). "Market Price" means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the Nasdaq Global Market, or applicable trading market ("NASDAQ") as reported by a reliable reporting service ("Reporting Service") designated by the Holder (i.e. Bloomberg) or, if the NASDAQ is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. "Trading Day" shall mean any day on which the Common Stock is tradable for any period on the NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Conversion Price During Major Announcements.     Notwithstanding anything contained in Section l .2(a) to the contrary, in the event the Borrower (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Borrower or (ii) any person, group or entity (including the Borrower) publicly announces a tender offer to purchase 50% or more of the Borrower's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section l .2(a). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section l.2(b) has been made, the date upon which the Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section l .2(b) to become operative.

Authorized Shares.     The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time)(the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

Method of Conversion

Mechanics of Conversion. Subject to Section J .1, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section l.4 (b), surrendering this Note at the principal office of the Borrower.

Surrender of Note Upon Conversion Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

Delivery of Common Stock Upon Conversion     Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the "Deadline") (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.

Obligation of Borrower to Deliver Common Stock Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

Delivery of Common Stock by Electronic Transfer     In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

Failure to Deliver Common Stock Prior to Deadline     Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, and interference with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section 1.4(g) are justified

Concerning the Shares.     The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in com parable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section l .5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of an y transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in com parable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Company does not accept the opinion of counsel (for any reason other than for challenging that the one hundred eighty day time period has not yet elapsed) provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

Effect of Certain Events

Effect of Merger, Consolidation etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be treated pursuant to Section 1.6 (b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

Adjustment Due to Merger, Consolidation Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section l.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section l.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

Purchase Rights.     If, at any time when any Notes are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Notice of Adjustments.     Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Note and the other Notes issued pursuant to the Purchase Agreement more than the maxim um number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the "Maximum Share Amount"), which shall be 4.99% of the total shares outstanding on the Closing Date (as defined in the Purchase Agreement), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof.

Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to com ply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower's failure to convert this Note.

Prepayment. Notwithstanding anything to the contrary contained in this Note, at any time during the period beginning on the Issue Date and ending on the date which is one hundred eighty (180) days following the issue date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.9. Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the "Optional Prepayment Date"), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash (the "Optional Prepayment Amount") equal to 125%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date pl us (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and l.4(g) hereof. If the Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.9.

After the expiration of one hundred eighty (180) following the date of the Note, the Borrower shall have no right of prepayment.

ARTICLE II CERTAIN COVENANTS

Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business, provided, however, no consent shall be required when any sale, lease or disposition is done for fair consideration and does not render the Borrower a "Shell" company as defined in Rule 12b-2 under the Securities Exchange Act of 1934. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business, (c) that do not render the Borrower a "Shell" company as defined in Rule l2b-2 under the Securities Exchange Act of 1934 that do or (d) not in excess of $100,000.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an "Event of Default") shall occur:

Failure to Pay Principal or Interest.     The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

Conversion and the Shares.     The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereo1) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower's transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

Breach of Representations and Warranties.     Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

Bankruptcy.     Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the NASDAQ or an equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, the NYSE MKT or the OTCBB.

Failure to Comply with the Exchange Act.     The Borrower shall fail to comply with the reporting requirements of the Exchange Act with regards to the filing of Form 20-F's; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

Maintenance of Assets      The failure by Borrower to maintain any assets which are necessary to conduct its business (whether now or in the future).

Financial Statement Restatement      The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement, provided that the Borrower shall have seven days to cure any such default.

Replacement of Transfer Agent In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder . "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term "Other Agreements" shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder. The cross-default provision only includes defaults associated with the Holder and or its affiliates, and does not apply to any other documents that the Borrower may be in default of.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). Upon the occurrence and during the continuation of any Event of Default the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of this Note pl us (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) pl us (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Default Sum") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Sum within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Sum, the number of shares of Common Stock of the Borrower equal to the Default Sum divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

Failure or Indulgence Not Waiver      No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Notices.     All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

NEWLEAD HOLDING LTD.

83 Akti Miaouli & Flessa Street 185 38 Piraeus, Greece

Attn: MICHAIL ZOLOTAS, Chief Executive Officer

If to the Holder:

F&S CAPITAL PARTNERS

Trust Company Complex, Ajeltake Road, Ajeltake Island, Marshall Island

Attn: Mihail Andrei Fole, Director

Amendments      This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

Assignability      This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an "accredited investor" (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in the state and county of Nassau. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert an y defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

Certain Amounts.     Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) pl us accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

Notice of Corporate Events.     Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9.

Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this 26/02/2014.

NEWLEAD HOLDING LTD.

By:

______________________________

DATE August 11, 2014

NEWLEAD HOLDINGS LTD

of Bermuda

-and-

F&S CAPITAL PARTNERS LTD

of the Republic ofMarshal1 Islands

ADDENDUM NO. 1

to

the Convertible Promissory Note dated 26th February 2014

THIS ADDENDUM No.1 is made on the 11th day of August 2014

BETWEEN

(1)     NEWLEAD HOLDINGS LTD., a corporation incorporated under the laws of the Islands of Bermuda having its registered office at Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda (hereinafter called the “Company”);

-and-

(2)     F&S CAPITAL PARTNERS LTD., a corporation established in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (hereinafter called “F&S”);

(each a “Party” and together with the “Parties”)

WHEREAS, pursuant to an Convertible Promissory Note dated 26th February 2014 between the Company and F&S (hereinafter called as the same is hereby and as the same may from time to time be further amended, supplemented or varied the “Note”), the Company promises to pay to F&S the principal amount of USD 3,500,000 (United States Dollars three million five hundred thousand) (hereinafter the “Principal Amount”) under the terms and conditions set forth therein.

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration (receipt and sufficiency of which is hereby acknowledged) the Parties do hereby agree to amend the Note as follows:

1.	The Maturity Date of the Note is set two years after the execution date of the Note, being February 26, 2016 (hereinafter the “Maturity Date”);
2.	The clause titled “Delisting of Common Stock” under Article 3 of the Note shall be amended to read as follows:

“Listing of Common Stock. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on a Principal Trading Market, where “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Markets Group, the NYSE MKT or the New York Stock Exchange, or any other national exchange security markets, whichever is at the time the principal trading exchange or market for the Common Stock.”

3.	The clause titled “Replacement of Transfer Agent” under Article 3 of the Note shall be and hereby is waived;
4.

The Note as amended by this Addendum represents the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the party or parties to be bound or burdened thereby;

5.	This Addendum shall in all respects be governed by, and construed in accordance with the internal laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the presents have been duly executed the day and year first before written.

SIGNED by:	)
MICHAIL S. ZOLOTAS	)
for and on behalf of:	)
NEWLEAD HOLDINGS LTD.	)
in the presence of:	)

ACKNOWLEDGED by:	)
)
for and on behalf of:	)
F&S CAPITAL PARTNERS LTD.	)
in the presence of:	)

Date 3rd March 2015

NEWLEAD HOLDINGS LTD.

 of Bermuda

-and-

F&S CAPITAL PARTNERS LTD.

 of

 the Republic of Marshall Islands

ADDENDUM NO. 2

to

the Convertible Promissory Note dated 26th February, 2014

in the amount of USD 3,500,000 (United States Dollars three million five hundred thousand)

 This Addendum No.2 (hereinafter the "Addendum''), is made on March 3, 2015

BETWEEN:

(I)

NEWLEAD HOLDINGS LTD., a corporation incorporated under the laws of the Islands of Bermuda having its registered office at Canon's Court, 22 Victoria Street, Hamilton HM!2, Bermuda (hereinafter called the "Company");

-and-

(2)

F&S CAPITAL PARTNERS LTD., a corporation established in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (hereinafter called "F&S").

(Jointly the Parties, singly the Party)

Terms used, but not otherwise defined, in this Addendum have the same meaning as those in the

Note.

RECITALS

WHEREAS, pursuant to a Convertible Promissory Note dated 26th February 2014 as amended by an Addendum no. I dated 11th August 2014 (hereinafter the "Note'') issued to F&S by the Company pursuant to a Securities Purchase Agreement dated 26th February 2014, between the Company and F&S (hereinafter called as the same is hereby and as the same may from time to time be further amended, supplemented or varied, the “Agreement”, together with the Note, the "Security Documents"), the Company promises to pay to F&S the principal amount of USD 3,500,000 (United States Dollars three million five hundred thousand) under the terms and conditions set forth therein.

WHEREAS, under Article 1 of the Note the Company is required at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of the Note.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (receipt and sufficiency of which is hereby acknowledged) the Parties do hereby agree as follows:

(a)

To waive the Company's obligation to reserve and keep available five times the number of shares that is actually issuable upon full conversion of the Note contained in Article 1, such waiver being effective as from the date of execution of the Note.

(b)

That the Company as from the date hereof, shall at its discretion reserve and keep available out ●of its authorized but unissued shares of capital stock, such shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

(c)

The Note together with this Addendum represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the party or parties to be bound or burdened thereby.

(d)	All other provisions of the Note shall remain in full force and effect.

(e)	This Addendum shall be governed by and construed by and interpreted in accordance with the internal laws of the state of New York.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the Parties have hereunto set their hands and affixed their seals as of the day and year first above written.

NEWLEAD HOLDINGS LTD.

By: __________________________

Name: Michail S. Zolotas

Title: CEO/ Chairman

F&S CAPITAL PARTNERS LTD.

By: __________________________

Name:

Title:

APPENDIX C

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER). IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITH STANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: up to US$1,010,000.00

Purchase Price: up to US$1,010,000.00

Issue Date: August 4, 2014

CONVERT I BLE PROMISSORY NOTE

FOR VALUE RECEIVED, NEWLEAD HOLDINGS LTD., a Bermuda corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of F&S CAPITAL PARTNERS LTD, a Marshall Islands corporation, or registered assigns (the “Holder”) the sum of US$1,010,000 together with any interest as set forth herein, on August 4, 2015 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note, which is not paid when due, shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, (the “Common Stock”) in accordance with the term s hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address, as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in t his Note, the term “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York and Greece are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined , shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated the date hereof, pursuant to Which this Note was originally issued (the “Purchase Agreement”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III) pursuant to Section l.6 (a) or Article III, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion"); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulations l 3D-G thereunder, except as otherwise provided in clause (I) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 6lst day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Borrower's option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Borrower's option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder's option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof.

Conversion Price

Calculation of Conversion Price. The conversion price (the "Conversion Price") shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 65% multiplied by the Market Price (as defined herein) (representing a discount rate of 35%). "Market Price" means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the Nasdaq Global Market, or applicable trading market ("NASDAQ") as reported by a reliable reporting service ("Reporting Service") designated by the Holder (i.e. Bloomberg) or, if the NASDAQ is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. "Trading Day" shall mean any day on which the Common Stock is tradable for any period on the NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Conversion Price During Major Announcements.     Notwithstanding anything contained in Section l .2(a) to the contrary, in the event the Borrower (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Borrower or (ii) any person, group or entity (including the Borrower) publicly announces a tender offer to purchase 50% or more of the Borrower's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section l .2(a). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section l.2(b) has been made, the date upon which the Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section l .2(b) to become operative.

Authorized Shares.     The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time)(the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

Method of Conversion

Mechanics of Conversion. Subject to Section J .1, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section l.4 (b), surrendering this Note at the principal office of the Borrower.

Surrender of Note Upon Conversion Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

Delivery of Common Stock Upon Conversion     Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the "Deadline") (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.

Obligation of Borrower to Deliver Common Stock Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

Delivery of Common Stock by Electronic Transfer     In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

Failure to Deliver Common Stock Prior to Deadline     Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, and interference with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section 1.4(g) are justified.

Concerning the Shares.     The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in com parable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section l .5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of an y transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in com parable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Company does not accept the opinion of counsel (for any reason other than for challenging that the one hundred eighty day time period has not yet elapsed) provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

Effect of Certain Events

Effect of Merger, Consolidation etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be treated pursuant to Section 1.6 (b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

Adjustment Due to Merger, Consolidation Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section l.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section l.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

Purchase Rights.     If, at any time when any Notes are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Notice of Adjustments.     Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Note and the other Notes issued pursuant to the Purchase Agreement more than the maxim um number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the "Maximum Share Amount"), which shall be 4.99% of the total shares outstanding on the Closing Date (as defined in the Purchase Agreement), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof.

Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to com ply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower's failure to convert this Note.

Prepayment. Notwithstanding anything to the contrary contained in this Note, at any time during the period beginning on the Issue Date and ending on the date which is one hundred eighty (180) days following the issue date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.9. Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the "Optional Prepayment Date"), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash (the "Optional Prepayment Amount") equal to 125%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date pl us (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and l.4(g) hereof. If the Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.9.

After the expiration of one hundred eighty (180) following the date of the Note, the Borrower shall have no right of prepayment.

ARTICLE II CERTAIN COVENANTS

Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business, provided, however, no consent shall be required when any sale, lease or disposition is done for fair consideration and does not render the Borrower a "Shell" company as defined in Rule 12b-2 under the Securities Exchange Act of 1934. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business, (c) that do not render the Borrower a "Shell" company as defined in Rule l2b-2 under the Securities Exchange Act of 1934 that do or (d) not in excess of $100,000.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an "Event of Default") shall occur:

Failure to Pay Principal or Interest.     The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

Conversion and the Shares.     The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereo1) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower's transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

Breach of Representations and Warranties.     Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

Bankruptcy.     Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the NASDAQ or an equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, the NYSE MKT or the OTCBB.

Failure to Comply with the Exchange Act.     The Borrower shall fail to comply with the reporting requirements of the Exchange Act with regards to the filing of Form 20-F's; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

Maintenance of Assets      The failure by Borrower to maintain any assets which are necessary to conduct its business (whether now or in the future).

Financial Statement Restatement      The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement, provided that the Borrower shall have seven days to cure any such default.

Replacement of Transfer Agent In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder . "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term "Other Agreements" shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder. The cross-default provision only includes defaults associated with the Holder and or its affiliates, and does not apply to any other documents that the Borrower may be in default of.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). Upon the occurrence and during the continuation of any Event of Default the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of this Note pl us (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) pl us (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Default Sum") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Sum within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Sum, the number of shares of Common Stock of the Borrower equal to the Default Sum divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

Failure or Indulgence Not Waiver      No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Notices.     All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

NEWLEAD HOLDING LTD.

83 Akti Miaouli & Flessa Street 185 38 Piraeus, Greece

Attn: MICHAIL ZOLOTAS, Chief Executive Officer

If to the Holder:

F&S CAPITAL PARTNERS

Attn:

facsimile:

Amendments      This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

Assignability      This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an "accredited investor" (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in the state and county of Nassau. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert an y defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

Certain Amounts.     Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) pl us accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

Notice of Corporate Events.     Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9.

Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this August 4, 2014.

NEWLEAD HOLDING LTD

By:

______________________________

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note ("Common Stock") as set forth below, of NEWLEAD HOLDING LTD., a Bermuda corporation (the "Borrower") according to the conditions of the convertible note of the Borrower dated as of August ……., 2014 (the "Note"), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions :

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker: Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

F&S CAPITAL PARTNERS

Attention: Certificate Delivery

Date of Conversion: ______________

Applicable Conversion Price:     $______

Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Notes:

Amount of Principal Balance Due remaining Under the Note after this conversion:

F&S CAPITAL PARTNERS LTD

By :

Name:

Title:

Date :

DATE September 12, 2014

NEWLEAD HOLDINGS LTD

 of Bermuda

-and-

F&S CAPITAL PARTNERS LTD

of the Republic of Marshall Islands

ADDENDUM N0.1

to

the Securities Purchase Agreement dated August 3, 2014

and to

the Convertible Promissory Note dated August 4, 2014

THIS ADDENDUM No. l is made on the 12th day of September 2014 BETWEEN

(1)     NEWLEAD HOLDINGS LTD., a corporation incorporated under the laws of the Islands of Bermuda having its registered office at Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda (hereinafter called the "Company");

-and-

(2) F&S CAPITAL PARTNERS LTD., a corporation established in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (hereinafter called "F&S");

(each a "Party" and together with the "Parties")

WHEREAS, pursuant to the Securities Purchase Agreement dated August 3, 2014 between the Company and F&S (hereinafter the "SPA") and to the Convertible Promissory Note dated August 4, 2014 (hereinafter called as the same is hereby and as the same may from time to time be further amended, supplemented or varied the "Note"), the Company promises to pay to F&S the principal amount of USD 1,010,000 (United States Dollars one million ten thousand) (hereinafter the "Principal Amount") under the terms and conditions set forth therein.

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration (receipt and sufficiency of which is hereby acknowledged) the Parties do hereby agree to amend the Note as follows:

I. The clause titled "Delisting of Common Stock" under Article 3 of the Note and clause 5(d) of the SPA shall be amended to read as follows:

"Listing of Common Stock. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on a Principal Trading Market, where "Principal Trading Market" shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Markets Group, the NYSE MKT or the New York Stock Exchange, or another national exchange security markets, whichever is at the time the principal trading exchange or market for the Common Stock. "

2.	The clause titled "Replacement of Transfer Agent" under Article 3 of the Note and the clause 6 of the Note shall be and hereby are waived;

3.

The SPA together with the Note as amended by this Addendum represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the party or parties to be bound or burdened thereby;

4.	This Addendum shall in all respects be governed by, and construed in accordance with the internal laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the presents have been duly executed the day and year first before written.

SIGNED by:	)
MICHAIL S. ZOLOTAS	)
For and on behalf of	)
NEWLEAD HOLDINGS LTD.	)

ACKNOWLEDGED by:	)
)
for and on behalf of:	)
F&S CAPITAL PARTNERS LTD.	)

Date 3rd March 2015

NEWLEAD HOLDINGS LTD.

 of Bermuda

-and-

F&S CAPITAL PARTNERS LTD.

 of

 The Republic of Marshall Islands

ADDENDUM NO. 2

to

the Convertible Promissory Note dated 4th August, 2014

 in the amount of USD 1,010,000 (United States Dollars one million ten thousand)

This Addendum No.2 (hereinafter the "Addendum"), is made on March 3, 2015

BETWEEN:

(1)

NEWLEAD HOLDINGS LTD., a corporation incorporated under the laws of the Islands of Bermuda having its registered office at Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda (hereinafter called the "Company");

-and-

(2)

F&S CAPITAL PARTNERS LTD., a corporation established in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (hereinafter called "F&S").

(Jointly the Parties, singly the Party)

Terms used, but not otherwise defined, in this Addendum have the same meaning as those in the Note.

RECITALS

WHEREAS, pursuant to a Convertible Promissory Note dated 4th August 2014 as amended by an Addendum no. 1 dated 12th September 2014 (hereinafter the "Note") issued to F&S by the Company pursuant to a Securities Purchase Agreement dated 3rd August 2014 as amended by an Addendum no. 1 dated 12th September 2014, (hereinafter the "Agreement"), and as may be further amended from time to time (the Agreement together with the Note called hereinafter the "Security Documents"), the Company promises to pay to F&S the principal amount of USD 1,010,000 (United States Dollars one million ten thousand) under the terms and conditions set forth therein.

WHEREAS, under Article 1 of the Note the Company is required at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of the Note.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (receipt and sufficiency of which is hereby acknowledged) the Parties do hereby agree as follows:

(a)

To waive the Company's obligation to reserve and keep available five times the number of shares that is actually issuable upon full conversion of the Note contained in Article 1, such waiver being effective as from the date of execution of the Note.

(b)

That the Company as from the date hereof, shall at its discretion reserve and keep available out of its authorized but unissued shares of capital stock, such shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

(c)

The Note together with this Addendum represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the party or parties to be bound or burdened thereby.

(d)	All other provisions of the Note shall remain in full force and effect.

(e)	This Addendum shall be governed by and construed by and interpreted in accordance with the internal laws of the state of New York.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the Parties have hereunto set their hands and affixed their seals as of the day and year first above written.

NEWLEAD HOLDINGS LTD.

By: ________________________________

Name: Michail S. Zolotas

Title: CEO/Chairman

F&S CAPITAL PARTNERS LTD.

By: ________________________________

Name:

Title:

DATE August 4, 2015

NEWLEAD HOLDINGS LTD.

of Bermuda

-and-

F&S CAPITAL PARTNERS LTD.

of the Republic of Marshal1 Islands

ADDENDUM NO.3

to

the Securities Purchase Agreement dated August 3, 2014

and to

the Convertible Promissory Note dated August 4, 2014

as amended by an Addendum No. 1 dated September 12, 2014 and by an Addendum No.2 dated March 3, 2015

THIS ADDENDUM No.3 is made on the 4th day of August 2015,

BETWEEN

(3)     NEWLEAD HOLDINGS LTD., a corporation incorporated under the laws of the Islands of Bermuda having its registered office at Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda (hereinafter called the “Company”);

-and-

(4)     F&S CAPITAL PARTNERS LTD., a corporation established in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (hereinafter called “F&S”);

(each a “Party” and together with the “Parties”)

WHEREAS, pursuant to the Securities Purchase Agreement dated August 3, 2014 between the Company and F&S (hereinafter the “SPA”) and to the Convertible Promissory Note dated August 4, 2014 as amended by an Addendum No. 1 dated September 12, 2014 and by an Addendum No.2 dated March 3, 2015 (hereinafter called as the same is hereby and as the same may from time to time be further amended, supplemented or varied the “Note”), the Company promises to pay to F&S the principal amount of USD 1,010,000 (United States Dollars one million ten thousand) (hereinafter the “Principal Amount”) under the terms and conditions set forth therein.

WHEREAS, the Maturity Date is defined in the Note to be August 4, 2015.

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration (receipt and sufficiency of which is hereby acknowledged) the Parties do hereby agree to amend the Note as follows:

1.

The Maturity Date of the Note is deferred to August 4, 2016. Therefore, from the date of this Addendum, any reference made to the Maturity Date of the Note, it shall be read and construed in all respects to this new date of August 4, 2016.

2.

The SPA together with the Note as amended by this Addendum represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the party or parties to be bound or burdened thereby;

3.	All other terms and conditions of the Note shall remain in full force and effect.
4.	This Addendum shall in all respects be governed by, and construed in accordance with the internal laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the presents have been duly executed the day and year first before written.

SIGNED by:	)
MICHAIL S. ZOLOTAS	)
for and on behalf of:	)
NEWLEAD HOLDINGS LTD.	)
in the presence of:	)

ACKNOWLEDGED by:	)

for and on behalf of:	)
F&S CAPITAL PARTNERS LTD.	)
in the presence of:	)

APPENDIX D

TIDS NOTE AND THE SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH HEREIN. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE PURSUANT HERETO MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT.

US $

475,000.00

Piraeus, Greece

NEWLEAD HOLDINGS LTD.

Unsecured Convertible Note (the "Note")

24th October, 2014

NEWLEAD HOLDINGS LTD., a company organized under the laws of Bermuda (the "Company"), for value received, hereby promises to pay to F&S CAPITAL PARTNERS LTD. of the Marshall Islands or registered assigns (the "Holder"), the principal amount of USD 475,000.00 (United States Dollars four hundred seventy five thousand) together with any interest as set forth herein (the "Principal") on 23rd October 2015, (the "Maturity Date"), and to pay interest from the date hereof on the unpaid principal balance and on the True-Up amount outstanding from time to time hereof at a rate equal to twelve percent (12%) per annum, computed daily and on the basis of the actual number of days elapsed and a year of 365 days. Any accrued and unpaid interest on the Note shall be due and payable on the Maturity Date and upon any partial or full conversion of the Note as well as any issuances of True-Up adjustments.

1.     Payments.

(a)     The Company shall:

(i)     pay the Principal and any accrued interest thereon or any amount thereof by issuance of its common shares, (the "Common Stock"), at the Stock Price (as defined below) or cash or any combination thereof, at the Company 's option, on the Maturity Date.

Stock Price. The number of shares of Common Stock shall be determined by dividing (i) the amount payable by, (ii) the Closing Price, as adjusted for any stock splits or stock dividends (the "Stock Price"). "Closing Price" means the closing price the trading date immediately prior to (but not including) the date of issuance of the shares, provided the Common Stock is then listed or quoted on any national securities exchange, market or trading or quotation facility (a "Trading Market").

(ii)     From the date of execution of the Note and for a period of 5 years after the execution date of this Note (the “Measurement Dates”), at the date when either, (i) all Common Stock being issued to the Holder under l(a)(i) above, or (ii) all Common Stock being issued to the Holder under any True up Amounts (As defined hereinbelow), are sold in full and the Holder is entitled to additional True up Amounts. The Company may elect to pay the additional True up Amounts by either (i) wire transfer of immediately available funds to an account designated in writing by the Holder, or (ii) issuance by the Company of its Common Stock at the Stock Price determined as of such date, or (iii) any combination thereof, at the sole option of the Company. The Holder will be entitled for as many additional True up Amounts are required to collect in total the Principal and any accrued interest thereon in cash either by the sale of Common Holder is entitled to request for an extension of the true-up period for an additional three (3) years subject to a ten days prior written notice at the Company's option.

True-up Amounts. For a period of five (5) years from the date of execution of the Note, the Holder shall be entitled to recover the shortfall incurred in additional shares or cash or any combination thereof at the Company's option. The True-up amounts are equal to the Principal Amount plus any accrued interest less the Market Value (as defined below) of the shares issued or the cash paid as part of any Payment prior to such calculation date. The Company shall pay the True-up amounts no later than three (3) days upon receipt of the request from the Holder.

Market Value. Market Value with respect to the shares issued as part of the Principal, means the aggregate gross proceeds received by the Holder from one or more sales, as evidenced by brokerage statements for such sales; provided, however, that if the sale price is not reasonably related to the trading price on the sale date, such sale shall be deemed to have occurred at the highest price at which shares of Common Stock were traded on such date of sale.

(b)     Termination of Rights under this Note. Immediately upon receipt of the Principal due under this Note to the Holder, this Note shall no longer be deemed outstanding and all rights with respect to this Note shall immediately cease and te1minate.

(c)     Taxes or other Issuance Charges. The issuance of any shares of Common Stock in payment of this Note, and the delivery of certificates or other instruments representing the same, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate or instrument in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d)     Holder Not a Stockholder. The Holder shall not have, solely on account of such status as a Holder of this Note, any rights of a stockholder of the Company, either at law or in equity, or any right to any notice of meetings of stock Holders or of any other proceedings of the Company until such time as this Note has been paid in shares of Common Stock pursuant to Section 1(a), at which time the Holder shall be deemed to be the holder of record of Common Stock that has been issued, as applicable, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not then have been actually delivered to the Holder.

(e)     Fractional Shares. No fractional shares of Common Stock shall be issued when paying this Note. In lieu thereof, the shares of Common Stock otherwise issuable shall be rounded up or down to the nearest whole share of Common Stock.

(a)     Payment in Common Stock or Cash. Each Payment may be paid by the Company in cash or shares of its Common Stock, at its sole discretion; provided, however, that if the Common Stock is not then listed or quoted on a Trading Market (or a similar organization or agency succeeding to its functions of reporting prices), then the Company may not pay by issuing shares of its Common Stock.

(b)     Reservation. The Company shall at its discretion reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of the Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and if at any time the number of authorized but unissued Common shares shall not be sufficient to effect the conversion of the Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares

1.     Conversion. The Holder shall have the right from time to time and at any time during the period commencing from the date of execution of the Note and ending on the later of the Maturity Date, to convert all or part of the outstanding and unpaid Principal Amount or True-up amount of the note into fully paid non-assessable shares of Common Stock of the Company at the Stock Price.

2.     Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded or quoted, in no event shall the Company issue upon conversion of or otherwise pursuant to this Note more than the maximum number of shares of Common Stock that the Company can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the “Maximum Share Amount”), which shall be 4.99% of the total shares outstanding on the Closing Date, subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof.

3.     Ranking. The Company, for itself, its successors and assigns, covenants and agrees, that the payment of the Principal of this Note is senior in right of payment to the payment of all existing and future Junior Debt (as defined below). “Junior Debt” shall mean all existing and future Indebtedness (as defined below), (B) Indebtedness (as defined below) incurred after the date hereof, and (C) as otherwise agreed to by the Holder in writing. “Indebtedness” shall mean (x) any liability of the Company for borrowed money, (1) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), including any given in connection with the acquisition of property, assets or service, or (2) for the payment of rent or other amounts relating to capitalized lease obligations; (y) any liability of others which the Company has guaranteed or which is otherwise its legal liability; and (z) any modification, renewal, extension, replacement or refunding of any such liability described in clause (x) or (y); provided, that Indebtedness does not include unsecured trade credit.

(a)     The Company covenants and agrees to cause any current holder of Junior Debt and to cause any future holder of Junior Debt permitted to be incurred pursuant to this Note to execute such subordination agreements, instruments or waivers as may be necessary to reflect the terms set forth herein.

(b)     Upon any payment or distribution of the assets of the Company to creditors upon dissolution, total or partial liquidation or reorganization of, or similar proceeding, the Holder of the Note will be entitled to receive payment in full before any holder of Junior Debt is entitled to receive any payment.

4.     Events of Default. The entire unpaid principal and accrued interest of this Note or any True up Amounts shall become and be immediately due and payable in cash or shares of Common Stock of the Company, in either case without any other notice or demand of any kind or any presentment or protest, if any one of the following events occurs and be continuing at the time of such demand (each such event, an “Event of Default”):

(a)     The Company's failure to pay any portion of the principal as provided in Section 1 hereof; or

(b)      (i) The commencement by the Company, or any subsidiary, of a voluntary case under 11 U.S.C. Section 101 et. seq. (the “Bankruptcy Code”) or any foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the consent by the Company, pr any subsidiary, to the entry of an order for relief in an involuntary bankruptcy or similar case, or to the conversion of an involuntary case to a voluntary case, under any such law, or (iii) the consent by the Company, or any subsidiary, to the appointment of, or the taking of possession by, a receiver, trustee or other custodian for all or a substantial part of the Company's properties, or (iv) the making by the Company, or any subsidiary, of any assignment for the benefit of creditors, or (v) the discontinuance of business, dissolution, winding up, liquidation or cessation of existence by or of the Company, or any subsidiary; or

(c)     (i) The entry by a court of competent jurisdiction a decree or order for relief with respect to the Company, or any subsidiary, in an involuntary case under the Bankruptcy Code or any applicable foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or dismissed within 60 days of the entry thereof, or (ii) the entry by a court of a decree or order for the appointment of a receiver, liquidator, sequestator, trustee, custodian or other person having similar powers over the Company or over all or a substantial part of its properties;

(d)     The Company agrees that if it fails to timely make any payment due under this Note or upon the happening of any Event of Default, and fails to remedy the situation within a ten (10) day grace period, the outstanding principal, together with all other expenses, including, reasonable attorneys' fees, shall immediately become due and payable at the option of the Holder. For purposes hereof, attorneys' fees shall include, without limitation, fees and disbursements for legal services incurred by the holder hereof in collecting or enforcing payment hereof whether or not suit is brought, and if suit is brought, then through all appellate actions. From and after any Event of Default, the interest rate of this Note shall be the highest rate permitted under applicable law.

5.     Miscellaneous.

(a)     The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party. Assignment of all or any portion of this Note in violation of this Section shall be null and void. Nothing in this Note, expressed or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(b)     Upon receipt of evidence satisfactory to the Company, of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination. No course of dealing and no delay or omission on the pmt of the Holder or the Company in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's or the Company's rights, powers or remedies, as the case may be. No right, power or remedy conferred by this Note upon the Holder or the Company shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently. Any waiver must be in writing.

(c)     If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Note may be amended only by a written instrument executed by the Company and the Holder. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

(d)     If any date specified in this Note as a date for the making of any payment of principal or interest under this Note falls on a Saturday, Sunday or on a day that is a legal holiday in the State of New York, then the date for the making of that payment shall be the next subsequent day that is not a Saturday, Sunday or legal holiday.

(e)     This Note shall be governed by and construed in accordance with the laws of the New York City, without giving effect to principles governing conflicts of law.

(f)     The Company hereby irrevocably submits to the exclusive jurisdiction of any United States Federal court over any suit, action or proceeding arising out of or related to the Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner permitted by law.

(g)     The parties hereto agree that all monetary amounts set forth herein are referenced in United States dollars, unless otherwise stated.

Remainder of page left intentionally blank.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Unsecured Convertible Note to be executed and dated the day and year first above written.

NEWLEAD HOLDINGS LTD.

By:
Name:
Title:

DATE October 23, 2015

NEWLEAD HOLDINGS LTD.

of Bermuda

-and-

F&S CAPITAL PARTNERS LTD.

of the Republic of Marshall Islands

ADDENDUM NO.1

to

the Securities Purchase Agreement dated October 24, 2014

and to

the Unsecured Convertible Note dated October 24, 2014

THIS ADDENDUM No.1 is made on the 23rd day of October 2015,

BETWEEN

(5)     NEWLEAD HOLDINGS LTD., a corporation incorporated under the laws of the Islands of Bermuda having its registered office at Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda (hereinafter called the “Company”);

-and-

(6)     F&S CAPITAL PARTNERS LTD., a corporation established in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (hereinafter called “F&S”);

(each a “Party” and together with the “Parties”)

WHEREAS, pursuant to the Securities Purchase Agreement dated October 24, 2014 between the Company and F&S (hereinafter the “SPA”) and to the Unsecured Convertible Note of even date (hereinafter called as the same is hereby and as the same may from time to time be further amended, supplemented or varied the “Note”), the Company promises to pay to F&S the principal amount of USD 475,000 (United States Dollars four hundred seventy five thousand) (hereinafter the “Principal Amount”) under the terms and conditions set forth therein.

WHEREAS, the Maturity Date is defined in the Note to be October 23, 2015.

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration (receipt and sufficiency of which is hereby acknowledged) the Parties do hereby agree to amend the Note as follows:

5.

The Maturity Date of the Note is deferred to October 23, 2016. Therefore, from the date of this Addendum, any reference made to the Maturity Date of the Note, it shall be read and construed in all respects to this new date of October 23, 2016.

6.

The SPA together with the Note as amended by this Addendum represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the party or parties to be bound or burdened thereby;

7.	All other terms and conditions of the Note shall remain in full force and effect.
8.	This Addendum shall in all respects be governed by, and construed in accordance with the internal laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the presents have been duly executed the day and year first before written.

SIGNED by:	)
MICHAIL S. ZOLOTAS	)
for and on behalf of:	)
NEWLEAD HOLDINGS LTD.	)
in the presence of:	)

ACKNOWLEDGED by:	)
)
for and on behalf of:	)
F&S CAPITAL PARTNERS LTD.	)
in the presence of:	)

APPENDIX E

THIS NOTE AND THE SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF I933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH HEREIN. NEITHER THIS NOTE NOR THE SECURITIES ISSU ABLE PURSUANT HERETO MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT.

NEWLEAD HOLDINGS LTD.

 Unsecured Convertible Note

 (the "Note")

US$ 500,000.00

April 30, 2015

Piraeus, Greece

NEWLEAD HOLDINGS LTD., a company organized under the laws of Bermuda (the "Company"), for value received, hereby promises to pay to F&S CAPITAL PARTNERS LTD. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands or registered assigns (the "Holder"), the principal amount of up to US$ 500,000 (United States Dollars five hundred lhoL1sand) together with any interest as set forth herein (the "Principal") on April 30, 2017, (!he "Maturity Date"), and to pay interest from the date hereof on the unpaid principal balance outstanding from time to time hereof at a rate equal to eight percent (8%) per annum, computed daily and on the basis of the actual number of days elapsed and a year of 365 days (hereinafter the "Interest"). Any accrued and unpaid interest on the Note shall be due and payable on the Maturity Date and upon any partial or full conversion of the Note as well as any issuances of True-Up adjustments.

1.     Payments.

(a)     The Company shall:

(i)     pay the Principal and any accrued interest thereon or any amount thereof by issuance of its common shares, (the "Common Stock"), at the Stock Price (as defined below) or cash or any combination thereof, at the Company's option, on the Maturity Date.

Stock Price. The number of shares of Common Stock shall be determined by dividing (i) the amount payable by, (ii) the Closing Price, as adjusted for any stock splits or stock dividends (the "Stock Price"). "Closing Price" means the closing price the trading date immediately prior to (but not including) the date of issuance of the shares, provided the Common Stock is then listed or quoted on any national securities exchange, market or trading or quotation facility (a "Trading Market").

(ii)     From the date of execution of the Note and for a period of 5 years after the execution date of this Note (the "Measurement Dates"), at the earlier of, (i) all Common Stock being issued to the Holder under clause l(a)(i) above, or (ii) all Common Stock being issued to the Holder under any True up Amounts

(As defined hereinbelow), are sold in full and the Holder is entitled to additional True up Amounts, the Company may elect to pay the additional True up Amounts by either (i) wire transfer of immediately available funds to an account designated in writing by the Holder, or (ii) issuance by the Company of its Common Stock at the Stock Price determined as of such date, or (iii) any combination thereof, either option is at the sole discretion of the Company. The Holder will be entitled for as many additional True up Amounts are required to collect in total the Principal and any accrued interest thereon. The Holder is entitled to request for an extension of the true-up period for an additional three (3) years subject to a ten days prior written notice at the Company's option.

True-up Amounts. For a period of five (5) years from the date of execution of the Note, the Holder shall be entitled to recover the shortfall incurred in additional shares or cash or any combination thereof at the Company's option. The True-up amounts are equal to the Principal Amount pl us any accrued interest less the Market Value (as defined below) of the shares issued or the cash paid as part of any Payment prior to such calculation date. The Company shall pay the True-up amounts no later than three (3) business days upon receipt of such request from the Holder.

Market Value. Market Value with respect to the shares issued as part of the Principal, means the aggregate gross proceeds received by the Holder from one or more sales, as evidenced by brokerage statements for such sales; provided, however, that if the sale price is not reasonably related to the 1rading price on the sale date, such sale shall be deemed to have occurred at the highest price at which shares of Common Stock were traded on such date of sale.

(b)     Termination of Rights under this Note. Immediately upon realization of the Principal due under this Note to the Holder, this Note shall no longer be deemed outstanding and all rights with respect to this Note shall immediately cease and terminate.

(c)     Taxes or other Issuance Charges. The issuance of any shares of Common Stock in payment of this Note, and the delivery of certificates or other instruments representing the same, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate or instrument in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d)     Holder Not a Stockholder. The Holder shall not have, solely on account of such status as a Holder of this Note, any rights of a stockholder of the Company, either at law or in equity, or any right to any notice of meetings of stock Holders or of any other proceedings of the Company until such time as this Note has been paid in shares of Common Stock pursuant to Section I(a), at which time the Holder shall be deemed to be the holder of record of Common Stock that has been issued, as applicable, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not then have been actually delivered to the Holder.

(e)     Fractional Shares. No fractional shares of Common Stock shall be issued when paying this Note. In lieu thereof, the shares of Common Stock otherwise issuable shall be rounded up to the nearest whole share of Common Stock.

(f)     Payment in Common Stock or Cash. Each Payment may be paid by the Company in cash or shares of its Common Stock, at its sole discretion; provided, however, that if the Common Stock is not then listed or quoted on a Trading Market or quotation facility [or a similar organization or agency succeeding to its functions of reporting prices), then the Company may not pay by issuing shares of its Common Stock.

(g)     Reservation. The Company shall at its discretion reserve but always keep available out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of the Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and if at any time the number of authorized but unissued Common shares shall not be sufficient to effect the conversion of the Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares

2.     Conversion. The Holder shall have the right from time to time and at any time during the period commencing from the date of execution of the Note and ending on tl1e Maturity Date, to conve11 all or pa1t of the outstanding and unpaid Principal Amount or True- up amount of the note into fully paid non- assessable shares of Common Stock of the Company at the Stock Price.

3.     Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded or quoted, in no event shall the Company issue upon conversion of or otherwise pursuant to this Note more than the maxi m um number of shares of Common Stock that the Company can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the "Maximum Share Amount"), which shall be 4.99% of the total shares outstanding on the Closing Date, subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof.

4.     Ranking. The Company, for itself, its successors and assigns, covenants and agrees, that the payment of the Principal of this Note is senior in right of payment to the payment of a11 existing and future Junior Debt (as defined below). (A) "Junior Debt" shall mean all existing and future Indebtedness (as defined below), (B) Indebtedness (as defined below) incurred after the date hereof, and (C) as otherwise agreed to by the Holder in writing. "Indebtedness" shall mean any liability of the Company for borrowed money, (l) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), including any given in connection with the acquisition of properly, assets or service, or (2) for the payment of rent or other amounts relating to capitalized lease obligations.

(a)     The Company covenants and agrees to cause any current holder of Junior Debt and to cause any future holder of Junior Debt permitted to be incurred pursuant to this Note to execute such subordination agreements, instruments or waivers as may be necessary to reflect the terms set forth herein.

(b)     Upon any payment or distribution of the assets of the Company to creditors upon dissolution, total or partial liquidation or reorganization of, or similar proceeding, the Holder of the Note will be entitled to receive payment in full before any holder of Junior Debt is entitled to receive any payment.

5.     Events of Default. The entire unpaid principal and accrued interest of this Note or any True up Amounts shall become and be immediately due and payable in cash or shares of Common Stock of the Company, at the option of the Company, in either case without any other notice or demand of any kind or any presentment or protest, if any one of the following events occurs and be continuing at the time of such demand (each such event, an "Event of Default"):

(a)     The Company's failure to pay any portion of the principal as provided in Section 1 hereof; or

(b)(i) The commencement by the Company, or any subsidiary, of a voluntary case under 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code") or any foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the consent by the Company, or any subsidiary, to the entry of an order for relief in an involuntary bankruptcy or similar case, or to the conversion of an in voluntary case to a voluntary case, under any such law, or (iii) the consent by the Company, or any subsidiary, to the appointment of, or the taking of possession by, a receiver, trustee or other custodian for all or a substantial part of the Company's prope1ties, or (iv) the discontinuance of business, dissolution, winding up, liquidation or cessation of existence by or of the Company, or any subsidiary; or

(c)     (i) The ent1y by a court of competent jurisdiction a decree or order for relief with respect to the Company, or any subsidiary, in an involuntary case under the Bankruptcy Code or any applicable foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or dismissed within 60 days of the entry thereof, or (ii) the entry by a cou1t of a decree or order for the appointment of a receiver, liquidator, sequestator, trustee, custodian or other person having similar powers over the Company or over all or a substantial part of its prope1ties;

The Company agrees that if it fails to timely make any payment due under this Note or upon the happening of any Event of Default, and fails to remedy the situation within a ten (I0) day grace period, the outstanding principal, together with all other expenses, including, reasonable attorneys' fees, shall immediately become due and payable in cash or shares of common stock at the option of the Holder. For purposes hereof, attorneys' fees shall include, without limitation, fees and disbursements for legal services incurred by the holder hereof in collecting or enforcing payment hereof whether or not suit is brought, and if suit is brought, then through all appellate actions. From and after any Event of Default, the interest rate of this Note shall be the highest rate permitted under applicable law.

6.	Miscellaneous.

(a)     The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the patties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party. Assignment of al l or any portion of this Note in violation of this Section shall be null and void. Nothing in this Note, expressed or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(b)     Upon receipt of evidence satisfactory to the Company, of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination. No course of dealing and no delay or omission on the pmt of the Holder or the Company in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's or the Company's rights, powers or remedies, as the case may be. No right, power or remedy conferred by this Note upon the Holder or the Company shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently. Any waiver must be in writing.

(c)     If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Note may be amended only by a written instrument executed by the Company and the Holder. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

(d)     If any date specified in this Note as a date for the making of any payment of principal or interest under this Note falls on a Saturday, Sunday or on a day that is a legal holiday in the State of New York, then the date for the making of that payment shall be the next subsequent day that is not a Saturday, Sunday or legal holiday.

(e)     This Note shall be governed by and construed in accordance with the laws of the New York City, without giving effect to principles governing conflicts of law.

(f)     The Company hereby irrevocably submits to the exclusive jurisdiction of any U ni ted States Federal court over any suit, action or proceeding arising out of or related to the Note. The Com pany irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the venue of m1y such suit, action or proceeding brought in such a court and any claim that any such sui action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon tl1e Company in the manner permitted by law.

(g)     The parties hereto agree that all monetary amounts set forth herein are referenced in United States dollars, unless otherwise stated.

Remainder of page left intentionally blank.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Unsecured Convertible Note to be executed and dated the day and year first above written.

NEWLEAD HOLDINGS LTD.

By:
Name:
Title:

APPENDIX F

THIS NOTE AND THE SECURITIES ISSUABLE PURSU ANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH HEREIN. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE PURSUANT HERETO MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT.

NEWLEAD HOLDINGS LTD.

 Unsecured Convertible Note

(the "Note")

US $ 1,680,000.00

January 14, 2015

Piraeus, Greece

NEWLEAD HOLDINGS LTD., a company organized under the Jaws of Bermuda (the "Company"), for value received, hereby promises to pay to F&S CAPITAL PARTNERS LTD. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands or registered assigns (the "Holder"), the principal amount of U S$ 1,680,000 (United States Dollars one million six hundred eighty thousand) together with any interest as set forth herein (the "Principal") on January 14, 2017, (the "Maturity Date"), and to pay interest from the date hereof on the unpaid principal balance and on the True Up amount outstanding from time to time hereof at a rate equal to eight percent (8%) per annum, computed daily and on the basis of the actual number of days elapsed and a year of 365 days(hereinafter the "Interest"). Any accrued and unpaid interest on the Note shall be due and payable on the Maturity Date and upon any partial or full conversion of the Note as well as any issuances of True Up adjustments.

1.     Payments.

(a)     The Company shall:

(i)     pay the Principal and any accrued interest thereon or any amount thereof by issuance of its common shares, (the "Common Stock"), at the Stock Price (as defined below) or cash or any combination thereof; at the Company's option, on the Maturity Date.

 Stock Price. The number of shares of Common Stock shall be determined by dividing (i) the amount payable by, (ii) the Closing Price, as adjusted for any stock splits or stock dividends (the "Stock Price"). "Closing Price" means the closing price the trading date immediately prior to (but not including) the date of issuance of the shares, provided the Common Stock is then listed or quoted on any national securities exchange, market or trading or quotation facility (a "Trading Market").

(ii)     From the date of execution of the Note and for a period of 5 years after the execution date of this Note (the "Measurement Dates"), at the date when either, (i) all Common Stock being issued to the Holder under l(a)(i) above, or (ii) all Common Stock being issued to the Holder under any True up Amounts (As defined hereinbelow), are sold in full and the Holder is entitled to additional True up

Amounts. The Company may elect to pay the additional True up Amounts by either (i) wire transfer of immediately available funds to an account designated in writing by the Holder, or (ii) issuance by the Company of its Common Stock at the Stock Price determined as of such date, or (iii) any combination thereof, at the sole option of the Company. The Holder will be entitled for as many additional True up Amounts are required to collect in total the Principal and any accrued interest thereon. The Holder is entitled to request for an extension of the true-up period for an additional three (3) years subject to a ten days prior written notice at the Company's option.

True-up Amounts. For a period of five (5) years from the date of execution of the Note, the Holder shall be entitled to recover the shortfall incurred in additional shares or cash or any combination thereof at the Company's option. The True-up amounts are equal to the Principal Amount plus any accrued interest less the Market Value (as defined below) of the shares issued or the cash paid as part of any Payment prior to such calculation date. The Company shall pay the True-up amounts no later than three (3) business days upon receipt of such request from the Holder.

Market Value. Market Value with respect to the shares issued as part of the Principal, means the aggregate gross proceeds received by the Holder from one or more sales, as evidenced by brokerage statements for such sales; provided, however, that if the sale price is not reasonably related to the trading price on the sale date, such sale shall be deemed to have occurred at the highest price at which shares of Common Stock were traded on such date of sale.

(b)     Termination of Rights under this Note. Immediately upon realization of the Principal due under this Note to the Holder, this Note shall no longer be deemed outstanding and all rights with respect to this Note shall immediately cease and terminate.

(c)     Taxes or other Issuance Charges. The issuance of any shares of Common Stock in payment of this Note, and the delivery of certificates or other instruments representing the same, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate or instrument in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d)     Holder Not a Stockholder. The Holder shall not have, solely on account of such status as a Holder of this Note, any rights of a stockholder of the Company, either at law or in equity, or any right to any notice of meetings of stock Holders or of any other proceedings of the Company until such time as this Note has been paid in shares of Common Stock pursuant to Section l(a), at which time the Holder shall be deemed to be the holder of record of Common Stock that has been issued, as applicable, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not then have been actually delivered to the Holder.

(e)     Fractional Shares. No fractional shares of Common Stock shall be issued when paying this Note. In lieu thereof, the shares of Common Stock otherwise issuable shall be rounded up to the nearest whole share of Common Stock.

(f)     Payment in Common Stock or Cash. Each Payment may be paid by the Company in cash or shares of its Common Stock, at its sole discretion; provided, however, that if the Common Stock is not then listed or quoted on a Trading Market (or a similar organization or agency succeeding to its functions of reporting prices), then the Company may not pay by issuing shares of its Common Stock.

(g)     Reservation. The Company shall at its discretion reserve but always keep available out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of the Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and if at any time the number of authorized but unissued Common shares shall not be sufficient to effect the conversion of the Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares

2,     Conversion. The Holder shall have the right from time to time and at any time during the period commencing from the date of execution of the Note and ending on the later of the Maturity Date, to convert all or part of the outstanding and unpaid Principal Amount or True-up amount of the note into fully paid non-assessable shares of Common Stock of the Company at the Stock Price.

3.           Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded or quoted, in no event shall the Company issue upon conversion of or otherwise pursuant to this Note more than the maximum number of shares of Common Stock that the Company can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the "Maximum Share Amount"), which shall be 4.99% of the total shares outstanding on the Closing Date, subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof.

4.     Ranking. The Company, for itself, its successors and assigns, covenants and agrees, that the payment of the Principal of this Note is senior in right of payment to the payment of all existing and future Junior Debt (as defined below). (A) "Junior Debt" shall mean all existing and future Indebtedness (as defined below), (B) Indebtedness (as defined below) incurred after the date hereof, and (C) as otherwise agreed to by the Holder in writing. "Indebtedness" shall mean (x) any liability of t he Company for borrowed money, (I) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), including any given in connection with the acquisition of property, assets or service, or (2) for the payment of rent or other amounts relating to capitalized lease obligations; (y) any liability of others which the Company has guaranteed or which is otherwise its legal liability; and (z) any modification, renewal, extension, replacement or refunding of any such liability described in clause (x) or (y); provided, that Indebtedness does not include unsecured trade credit.

(a)     The Company covenants and agrees to cause any current bolder of Junior Debt and to cause any future holder of Junior Debt permitted to be incurred pursuant to this Note to execute such subordination agreements, instruments or waivers as may be necessary to reflect the terms set forth herein.

(b)     Upon any payment or distribution of the assets of the Company to creditors upon dissolution, total or partial liquidation or reorganization of, or similar proceeding, the Holder of the Note will be entitled to receive payment in full before any holder of Junior Debt is entitled to receive any payment.

5.     Events of Default. The entire unpaid principal and accn1ed interest of this Note or any True up Amounts shall become and be immediately due and payable in cash or shares of Common Stock of the Company, in either case without any other notice or demand of any kind or any presentment or protest, if any one of the following events occurs and be continuing at the time of such demand (each such event, an "Event of Default"):

(a)     The Company's failure to pay any portion of the principal as provided in Section 1 hereof; or

(b)     (i) The commencement by the Company, or any subsidiary, of a voluntary case under 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code") or any foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the consent by the Company, or any subsidiary, to the entry of an order for relief in an involuntary bankruptcy or similar case, or to the conversion of an involuntary case to a voluntary case, under any such law, or (iii) the consent by the Company, or any subsidiary, to the appointment of, or the taking of possession by, a receiver, trustee or other custodian for all or a substantial part of the Company's properties, or (iv) the making by the Company, or any subsidiary, of any assignment for the benefit of creditors, or (v) the discontinuance of business, dissolution, winding up, liquidation or cessation of existence by or of the Company, or any subsidiary; or

(c)     (i) The entry by a court of competent jurisdiction a decree or order for relief with respect to the Company, or any subsidiary, in an involuntary case under the Bankruptcy Code or any applicable foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or dismissed within 60 days of the entry thereof, or (ii) the entry by a court of a decree or order for the appointment of a receiver, liquidator, sequestator, trustee, custodian or other person having similar powers over the Company or over all or a substantial part of its properties;

(d)     The Company agrees that if it fails to timely make any payment due under this Note or upon the happening of any Event of Default, and fails to remedy the situation with in a ten (10) day grace period, the outstanding principal, together with all other expenses, including, reasonable attorneys' fees, shall immediately become due and payable in cash or shares of common stock at the option of the Holder. For purposes hereof, attorneys' fees shall include, without limitation, fees and disbursements for legal services incurred by the holder hereof in collecting or enforcing payment hereof whether or not suit is brought, and if suit is brought, then through all appellate actions. From and after any Event of Default, the interest rate of this Note shall be the highest rate permitted under applicable law.

6.     Miscellaneous.

(a)     The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and a signs of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party. Assignment of all or any portion of this Note in violation of this Section shall be null and void Nothing in this Note, expressed or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(b)     Upon receipt of evidence satisfactory to tile Company, of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination. No course of dealing and no delay or omission on the part of the Holder or tile Company in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's or the Company's rights, powers or remedies, as the case may be. No right, power or remedy conferred by this Note upon the Holder or the Company shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently. Any waiver must be in writing.

(c)     ff one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Note may be amended only by a written instrument executed by the Company and the Holder. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

(d)     If any date specified in this Note as a date for the making of any payment of principal or interest under this Note falls on a Saturday, Sunday or on a day that is a legal holiday in the State of New York, then the date for the making of that payment shall be the next subsequent day that is not a Saturday, Sunday or legal holiday.

(e)     This Note shall be governed by and construed in accordance with the laws of the New York City, without giving effect to principles governing conflicts of law.

(f)     The Company hereby irrevocably submits to the exclusive jurisdiction of any United States Federal court over any suit, action or proceeding arising out of or related to the Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner permitted by law.

(g)     The parties hereto agree that all monetary amounts set forth herein are referenced in United States dollars, unless otherwise stated.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Unsecured Convertible Note to be executed and dated the day and year first above written.

NEWLEAD HOLDINGS LTD.

By:
Name:
Title: